EXHIBIT 10.20

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (the “Agreement”) is entered into as of the 11th day of November, 2016 (the "Effective Date") by and between Puradyn Filter Technologies Incorporated, a Delaware corporation (the "Corporation"), and Joseph V. Vittoria, an individual (the “Lender”).

R E C I T A L S

WHEREAS, on March 28, 2002 the Corporation entered into that certain letter agreement (the "Commitment Agreement") pursuant to which the Lender, an executive officer and member of the Board of Directors, agreed to provide working capital to the Corporation in an amount up to $2,500,000 (the "Funding Commitment").

WHEREAS, pursuant to the Commitment Agreement the Corporation was to issue one or more promissory notes to the Lender evidencing such loan(s), with a maturity date of December 31, 2003.

WHEREAS, although the Corporation did not issue any promissory notes to the Lender as contemplated by the Commitment Agreement, from time to time since the date of the Commitment Agreement, the Lender has provided working capital to the Corporation, increased the amount of the Funding Commitment and extended the maturity date of the obligations as set forth in the various writings attached hereto as Exhibit A and incorporated herein by such reference and otherwise in the Corporation's filings with the U.S. Securities and Exchange Commission.

WHEREAS, as of the date hereof the Corporation owes the Lender an aggregate of $6,100,000, including accrued but unpaid interest, which is presently due on December 31, 2017 (the "Vittoria Obligation").

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Corporation and the Lender hereby agree as follows:

1.

Conversion of the Vittoria Obligations.  The Lender hereby converts the Vittoria Obligations into 20,333,333 shares of the Corporation's common stock at a conversion price of $0.30 per share (the "Conversion Shares") in full satisfaction of the Vittoria Obligation.  The parties intend that the issuance of the Conversion Shares pursuant to the terms of this Agreement is an exempt issuance under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemptions provided by Sections 3(a)(9) and 4(a)(2) of such act.  The certificate representing the Conversion Shares shall bear the following legend and a notation shall be made on the records of the Corporation's transfer agent that such shares also constitute "control securities."

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO PURADYN FILTER TECHNOLOGIES INCORPORATED THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE."

2.

Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Lender that as of the date of this Agreement:

2.1

All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of the obligations of the Corporation hereunder and the authorization, issuance and delivery of the Conversion Shares has been taken.  This Agreement has been duly executed and delivered by the Corporation and constitutes a valid and legally binding obligations of the Corporation, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

2.2

The Conversion Shares that will be issued to the Lender pursuant to this Agreement are duly and validly authorized and, when issued and delivered in accordance with the terms hereof for the consideration duly expressed herein, will be duly and validly issued, fully paid and nonassessable.

3.

Representations and Warranties of Lender. The Lender hereby represents and warrants to the Corporation that:

3.1

All corporate action on the part of the Lender for the authorization, execution and delivery of this Agreement and the performance of its obligations hereunder has been taken.  The Lender owns the Vittoria Obligations free of any lien or encumbrance and has not sold, assigned, transferred or otherwise hypothecated the Vittoria Obligations to any third party.  This Agreement has been duly executed and delivered by the Lender and constitutes a valid and legally binding obligation of the Lender, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

3.2

The Lender represents that the Conversion Shares are being acquired for the Lender’s own account, for investment purposes only and not with a view for distribution or resale to others. The Lender understands the acquisition of the Conversion Shares a represents a high risk capital investment and the Lender is able to afford an investment in a speculative venture having the risks and objectives of the Corporation.  The Lender is an "affiliate" of the Corporation as that term is defined in the federal securities laws and his ability to sell, transfer or otherwise dispose of the Conversion Shares is subject to his compliance with applicable federal securities laws including, but not limited to, Rule 144 of the Securities Act.  The Lender is not being granted any registration rights with respect to the Conversion Shares.  The Lender must bear the substantial economic risks of the investment in the Conversion Shares indefinitely.

3.3

The Lender is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.  The Lender, either alone or together with its advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to evaluate the merits and risks of an investment in the Conversion Shares and the Corporation and to make an informed investment decision with respect thereto.

3.4

This Agreement was prepared by Pearlman Law Group LLP, counsel for the Corporation.  The Lender acknowledges that, in executing this Agreement, it has had the opportunity to seek the advice of independent legal and/or tax counsel, and has read and understood all of the terms and provisions of this Agreement.

4.

Miscellaneous.

4.1

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

If to the Lender:

2017 High Ridge Road

Boynton Beach, FL 33426

Telecopier: ___________________

If to the Corporation:

2017 High Ridge Road

Boynton Beach, FL  33426

Telecopier: ________________

4.2

This Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

4.3

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any term of this Agreement may be amended or waived, only with the written consent of the Corporation and the Lender.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.4

This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

4.5

This Agreement shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of Florida as applied to agreements among Florida residents entered into and to be performed entirely within Florida.  Each of the parties hereto expressly and irrevocably (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in either the Florida State Supreme Court, County of Palm Beach, or in the United States District Court for the Southern District of Florida, (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding, and (3) consent to the in personam jurisdiction of either the Florida State Supreme Court, County of Palm Beach, or in the United States District Court for the Southern District of Florida in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in either the Florida State Supreme Court, County of Palm Beach, or in the United States District Court for the Southern District of Florida agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.  THE PARTY PREVAILING THEREIN SHALL BE ENTITLED TO PAYMENT FROM THE OTHER PARTY HERETO OF ALL OF ITS REASONABLE COUNSEL FEES AND DISBURSEMENTS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURADYN FILTER TECHNOLOGIES INCORPORATED.

By:	/s/ Alan Sandler
Alan Sandler, Vice President

/s/ Joseph V. Vittoria
Joseph V. Vittoria

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